As filed with the Securities and Exchange Commission on June 12, 2008
Registration No. 333-139978

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WILLIAMS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-2485124 (I.R.S. Employer Identification Number)

One Williams Center
Tulsa, Oklahoma 74172-0172
(918) 573-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James J. Bender, Esq.
General Counsel
Williams Partners GP LLC
One Williams Center, Suite 4900
Tulsa, Oklahoma 74172-0172
(918) 573-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Andrews Kurth LLP
1350 I Street, NW, Suite 1100
Washington, D.C. 20005
(202) 662-2700
Attn: William J. Cooper

     Approximate date of commencement of proposed sale to the public: Not applicable.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES
SIGNATURES

DEREGISTRATION OF SECURITIES
     On January 12, 2007, Williams Partners L.P. (the “Partnership”) filed a Registration Statement on Form S-3 (Registration No. 333-139978), as amended on March 9, 2007 (the “Registration Statement”), with the Securities and Exchange Commission (the “SEC”), registering up to 9,710,522 common units representing limited partner interests in the Partnership. The Registration Statement was declared effective by the SEC on March 13, 2007.
     The common units registered under the Registration Statement have either been sold pursuant to the Registration Statement or are no longer required to be registered because such common units are freely tradable pursuant to an exemption from the registration requirements of the Securities Act of 1933. Pursuant to the undertaking made by the Partnership in Part II, Item 17(a)(3) of the Registration Statement, the Partnership hereby amends the Registration Statement to deregister all common units remaining unsold as of the date hereof and files this Post-Effective Amendment No. 1 to remove all such unsold common units from registration and to terminate the effectiveness of the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on June 12, 2008.

Williams Partners L.P.

By:	Williams Partners GP LLC, its general partner

By:	/s/ Donald R. Chappel Donald R. Chappel Chief Financial Officer
     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Steven J. Malcolm	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	June 12, 2008

* Donald R. Chappel	Chief Financial Officer and Director (Principal Financial Officer)	June 12, 2008

* Ted T. Timmermans	Chief Accounting Officer and Controller (Principal Accounting Officer)	June 12, 2008

*	Chief Operating Officer and Director	June 12, 2008
Alan S. Armstrong

*	Director	June 12, 2008
Bill Z. Parker

*	Director	June 12, 2008
Alice M. Peterson

/s/ Rodney J. Sailor	Director	June 12, 2008
Rodney J. Sailor

*	By:	/s/ William H. Gault William H. Gault Attorney-in-fact